Exhibit 10.71

                       CONFIDENTIAL SEPARATION AGREEMENT,
                    GENERAL RELEASE AND CONSULTING AGREEMENT

           The parties to this Confidential Separation Agreement, General Release and Consulting Agreement (the "Agreement"), entered into on January 25, 2005, are Richard Brandstatter ("Brandstatter") and CMC Heartland Partners (the "Company"), sometimes referred to collectively as the "parties."

           In consideration of the mutual covenants contained in this Agreement, Brandstatter and Company agree as follows:

           1. The parties agree that Brandstatter shall be deemed to have been terminated from his position as President of Company on December 31, 2004 (the "Effective Date"), resulting from Company's winding up of its operations.

           2. For a twelve (12) month period following the Effective Date, Company shall retain Brandstatter to provide, and Brandstatter agrees to provide to Company, Brandstatter's services as an independent contractor providing guidance, advice, consultation and assistance to Company during the winding up of its operations. It is understood that in performing any consulting services in this Agreement, Brandstatter is acting as an independent contractor and not as an employee, agent or representative of Company. Consequently, Brandstatter will be solely responsible for the means and methods used to achieve the project objectives desired by Company. Additionally, Brandstatter will be responsible for reporting and paying any federal, state and local taxes owing on the consulting income received.

           3. This Agreement is dependent upon the personal services provided by Brandstatter, and therefore Brandstatter understands and acknowledges that he may not assign, delegate or subcontract any obligations under this Agreement without the Company's prior consent.

           4. During the period of this Agreement, Brandstatter may provide services to others as an employee or consultant, so long as the services Brandstatter provides to others does not conflict with the services he is providing to the Company.

           5. In the performance of Brandstatter's responsibilities as a consultant under this Agreement, Brandstatter acknowledges that he is expected to exercise reasonable care, acting in good faith and in the best interests of the Company. Brandstatter shall not act as the Company's agent or enter into any agreements or incur any obligations on the Company's behalf, or commit the Company in any other manner, without the Company's prior written consent. Note that this limitation does not include Brandstatter's preparation and/or execution of financial statements, tax returns, or other filings relating to his capacity as President prior to the Effective Date, nor does it include Brandstatter's preparation and/or execution of financial statements, tax returns, or other filings relating to his capacity on the Board of Managers of HTI Interests, LLC, prior to or after the Effective Date.

           6. Subject to continuing satisfaction of the terms and conditions of this Agreement by Brandstatter, Company shall pay to Brandstatter a monthly amount of $8,333.34 (the "Consulting Fees"). Additionally, Brandstatter shall be eligible for certain additional consulting payments (the "Additional Consulting Payments"). First, Brandstatter will be entitled to an Additional Consulting Payment of $15,000 for assisting with the transfer of the Company's business to an outside trustee for liquidation or dissolution. Second, Brandstatter will be entitled to an Additional Consulting Payment of $15,000 for assisting with the preparation and filing of the Company's 2004 Form 10K and Annual Report. The Additional Consulting Payments will be made within thirty (30) days after Brandstatter has performed the required acts. In the event Brandstatter completed such acts prior to the effective date of this Agreement, or during the review period prior to signing this Agreement, payment will be made within thirty (30) days after final execution of this Agreement.


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           7. The Consulting Fees and Additional Consulting Payments will be forwarded by first class mail to Brandstatter at an address that he will provide to the Company and update as necessary. As an independent contractor, Brandstatter will be responsible for all federal, state and local taxes.

           8. Brandstatter acknowledges that he has been notified of his right to insurance continuation under applicable laws. Brandstatter further acknowledges that the payments made to date and the payments to be made under this Agreement are in full and complete satisfaction of all of the Company's obligations for payments and benefits coverage to Brandstatter. Brandstatter acknowledges that, other than those payments set forth in this Agreement, Company shall make no further payments to Brandstatter or his family members or make any payments or contributions on behalf of Brandstatter or his family members for salary, insurance, pension, income replacement or any other compensation or benefits.

           9. Brandstatter hereby RELEASES, FOREVER DISCHARGES and COVENANTS NOT TO SUE Company, and affiliates or related companies or entities, any and all of its and their respective past or present officers, directors, partners, members, insurers, agents, attorneys, employees, trustees, administrators and fiduciaries (all collectively, the "Released Parties"), from any and all causes of action, from the beginning of time up to the date of this Agreement. If Brandstatter commences any claim in violation of this Agreement, the Released Party shall be entitled to assert this Agreement as a bar and shall be entitled to recover its attorneys' fees and costs of litigation from the party commencing or continuing the claim. PROVIDED, HOWEVER, Brandstatter is not waiving, releasing or giving up any rights Brandstatter may have for workers' compensation benefits, to earned, banked or accrued but unused vacation pay, to vested benefits under any pension or savings plan, to continued benefits in accordance with the Consolidated Omnibus Budge Reconciliation Act of 1985 or to unemployment insurance.

           10. Without in any way limiting the generality of the foregoing, this Agreement constitutes a general and full release and disclaimer of all claims arising out of or relating in any way to Brandstatter's employment or termination of employment with Company, whether arising under a statute including but not limited to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, 42 U.S.C. ss. 1981 ("Section 1981"), the Americans With Disabilities Act ("ADA"), the Family and Medical Leave Act ("FMLA"), the Illinois Human Rights Act, all county, municipal, federal, state or other statutes, ordinances or regulations, as may be amended from time to time, or common law claims or causes of action relating to alleged discrimination, breach of contract or public policy, wrongful or retaliatory discharge, tortious action, inaction, retaliation, or interference of any sort, defamation, libel, slander, personal or business injury, including attorneys' fees and costs, all claims for salary, bonus, and reimbursement for expenses occurring up to and including the date of execution of this Agreement.

           11. The parties acknowledge that Brandstatter continues to be indemnified as an officer and director of the Company for actions prior to December 31, 2004, and that this Agreement is not intended to waive such rights.

           12. Except as required by law or by a court of competent jurisdiction, Brandstatter shall never disclose or discuss the existence, terms, conditions, and amounts set forth in this Agreement or the discussions and negotiations that preceded it, except to his immediate family, attorneys, or accountants or tax advisers as necessary for them to assist him. Brandstatter agrees that prior to any disclosure to any of these individuals, Brandstatter shall inform them of the confidential nature of the Agreement and the discussions and negotiations that preceded it. Brandstatter acknowledges that this paragraph is material to this Agreement.

           13. Brandstatter acknowledges that he has no employment or contractual relationship with Company other than the contractual relationship created by this Agreement.

           14. This Agreement constitutes the entire agreement between the parties with regard to all matters addressed in this Agreement and supersedes all prior negotiations and agreements relating to those matters. This Agreement is an integrated document and the consideration stated herein is the sole consideration for this Agreement. The rights and obligations of the parties shall be construed in accordance with the laws of the State of Illinois without regard to any State's rules regarding conflicts of laws, and all disputes arising under this Agreement shall be submitted to the courts in the State of Illinois.


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           Brandstatter warrants that he is entering into this Agreement freely and voluntarily. Brandstatter acknowledges that he has twenty-one (21) days to review this Agreement, and that he has been advised to consult with an attorney before signing this Agreement. Brandstatter affirms that he has carefully read and fully understands this Agreement, has had sufficient time to consider it, has had an opportunity to ask questions and have it explained, and is entering into this Agreement knowingly and voluntarily, with an understanding that the general release will have the effect of waiving any action or recovery he might pursue for any claims arising on or prior to the date of the execution of this Agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement on this date or dates set forth below.

                                                 CMC HEARTLAND PARTNERS

                                                 By:/s/ Lawrence Adelson

                                                 Name: Lawrence Adelson
                                                 Title:Chief Executive Officer



                                                 By: /s/ Richard Brandstatter

                                                 Name: Richard Brandstatter